Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 1, 2013, with respect to the consolidated financial statements included in the Annual Report of LendingClub Corporation on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of LendingClub Corporation on Form S-3 (File No. 333-198323) and on Forms S-8 (File No. 333-200676 and File No. 333-197570).

/s/ GRANT THORNTON LLP

San Francisco, CA

February 27, 2015